Exhibit 10.14

LIVEDEAL, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT

This NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of November 10, 2008, by and between LiveDeal, Inc., a Nevada corporation (the “Company”) and Michael Edelhart (“Optionee”).

RECITALS

A.             The Company granted options to Optionee pursuant to the employment agreement dated June 1, 2008 (“Grant Date”) by and among the Company and the Optionee to provide an incentive to Optionee to focus on the long-term growth of the Company.

B.             The parties wish to memorialize the prior grant and in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

AGREEMENT

1.             Grant of Option.  The Company hereby grants to Optionee the right and option (the “Option”) to purchase an aggregate of 5,000 shares of the common stock of the Company (the “Stock”)(such number being subject to adjustment as set forth herein) on the terms and conditions herein set forth.  This Option may be exercised in whole or in part and from time to time as hereinafter provided.  The Option granted under this Agreement is not intended to be an “incentive stock option” as set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.             Vesting of Option.  Subject to the provisions set forth in this Agreement, the Option shall vest and become exercisable in accordance with the following schedule:  (i) one-third of the Option on the one-month anniversary of the Grant Date; (ii) one-third of the Option on the second-month anniversary of the Grant Date; and (iii) one-third of the Option on the third-month anniversary of the Grant Date.  Notwithstanding the foregoing, the Option will immediately vest and become exercisable upon the occurrence of a “Change of Control” (as defined herein) or in the event Optionee is asked to resign from the Board of Directors of the Company (the “Board”) and does in fact resign.  For purposes of this paragraph, “Change of Control” means (i) any merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which the Stock would be converted into cash, securities, or other property other than a merger of the Company in which the holders of the Company’s Stock immediately prior to the merger have the same proportionate ownership of beneficial interest of Stock or other voting securities of the surviving entity immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company or any major subsidiary, other than pursuant to a sale-leaseback, structured finance or other form of financing transaction; (iii) the shareholders of the Company approve any plan or proposal for liquidation or dissolution of the Company; or (iv) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)), other than (A) any current shareholder of the Company or affiliate thereof, or (B) an employee benefit plan of the Company or any subsidiary or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, or (C) any affiliate of the Company becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company’s outstanding Stock.

3.             Purchase Price.  The price at which Optionee shall be entitled to purchase the Stock covered by the Option shall be $2.78 per share, which the Board has determined to be the Fair Market Value (as defined herein) as of the Grant Date.  “Fair Market Value” means, as of any given date, the fair market value of Stock determined as follows:  (i) where there exists a public market for the Stock, the Fair Market Value shall be (A) the closing price for the Stock for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Board to be the primary market for the Stock or the Nasdaq National Market, whichever is applicable, or (B) if the Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of the Stock on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Board deems reliable; or (ii) in the absence of an established market for the Stock of the type described in (i) above, the Fair Market Value shall be determined by the Board in accordance with the requirements set forth in Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) or any successor provision thereof.

4.             Term of Option.  The Option granted under this Agreement shall expire, unless otherwise exercised, ten years from the Grant Date (“Expiration Date”), subject to earlier termination as provided in paragraph 8 hereof.

5.             Exercise of Option.  The Option may be exercised by Optionee as to all or any part of the Stock then vested by delivery to the Company of written notice of exercise in the form attached hereto as Exhibit A (“Exercise Notice”) and payment of the purchase price as provided in paragraphs 6 and 7 hereof.

6.             Method of Exercising Option.  Subject to the terms and conditions of this Agreement, the Option may be exercised by timely delivery of written notice to the Company or such other person as the Board shall designate, which notice shall be effective on the date received by the Company or such other person (“Effective Date”).  The notice shall state Optionee’s election to exercise the Option, the number of shares in respect of which an election to exercise has been made, the method of payment elected (see paragraph 7 hereof), the exact name or names in which the shares will be registered and the Social Security number of Optionee.  Such notice shall be signed by Optionee and shall be accompanied by payment of the purchase price of such shares.  In the event the Option shall be exercised by a person or persons other than Optionee pursuant to paragraph 8 and 14 hereof, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option.  All shares delivered by the Company upon exercise of the Option shall be fully paid and nonassessable upon delivery.  In the event the Stock purchasable pursuant to the exercise of the Option has not been registered under the Securities Act of 1933, as amended, at the time the Option is exercised, the Optionee shall, if requested by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

7.             Method of Payment for Options.  Payment for shares purchased upon the exercise of the Option shall be made by Optionee in cash, previously-acquired Stock held for more than six months, promissory note net issuance, property (including broker-assisted arrangements) or other forms of payment permitted by the Board and communicated to Optionee in writing prior to the date Optionee exercises all or any portion of the Option.

8.             Termination of Employment or Service.

8.1           General.  If the Optionee’s employment or service as a member of the Board is terminated for any reason other than Cause (as defined below), death or Disability (as defined below), then the Optionee may at any time within 90 days after the effective date of termination of employment or service exercise the vested portion of the Option to the extent that the Optionee was entitled to exercise the Option at the date of termination.  Upon the Optionee’s termination of employment or service with the Company for any reason, the non-vested portion of the Option will lapse upon the date of such termination.  In no event shall the Option be exercisable after the Expiration Date.  If the Company terminates the Optionee’s employment or service for Cause, any and all Options then held by the Optionee (both exercisable and not exercisable) shall lapse.

8.2           Death or Disability of Optionee.  In the event of the death or Disability of Optionee within a period during which the Option, or any part thereof, could have been exercised by Optionee, including 90 days after termination of employment or service (the “Option Period”), the Option shall lapse unless it is exercised within the Option Period and in no event later than one year after the date of Optionee’s death or Disability by Optionee or Optionee’s legal representative or representatives in the case of a Disability or, in the case of death, by the person or persons entitled to do so under Optionee’s last will and testament or if Optionee fails to make a testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive such Option under the applicable laws of descent and distribution.  An Option may be exercised following the death or Disability of Optionee only if the Option was exercisable by Optionee immediately prior to his death or Disability.  In no event shall the Option be exercisable after the Expiration Date.  The Board shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this paragraph 8 to exercise the Option.

8.3           Definition of Disability.  “Disability” or “Disabled” means Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  Optionee will be considered Disabled only when he or she furnishes proof acceptable to the Board of the existence of such Disability.

8.4           Definition of Cause.  “Cause” means termination of employment or service as a result of any of the following events:  (1) the commission of an act of dishonesty, fraud, embezzlement, theft or other similar acts of misconduct by Optionee, whether within or outside the scope of the Optionee’s employment or service with the Company, (ii) the breach of duty by the Optionee in the course of employment or service, unless waived in writing by the Company, (iii) the neglect by the Optionee of the Optionee’s duties with the Company, unless waived in writing by the Company, (iv) the Optionee’s disobedience or refusal or failure to discharge the Optionee’s duties to the Company under any employment agreement or otherwise, (v) the breach of obligations of the Optionee to the Company under this Agreement or any employment or other agreement with the Company, unless waived in writing by the Company, (vi) the breach by the Optionee of any fiduciary duty to the Company involving personal gain or profit, including acceptance of gifts, gratuities, honorarium, lodging, and other items of direct economic value in excess of One Hundred Dollars ($100.00) from any one source, provided that this paragraph does not apply to gifts or items received from family members or other non-business or professional persons, (vii) the violation by Optionee of any law, rule, regulation, court order (other than a law, rule, or regulation relating to a traffic violation or similar offense) or a final cease and desist order, or (viii) Optionee economically committing the Company beyond the Optionee’s expressly approved authority as communicated to the Optionee by the Company from time to time.

9.             Prohibited Activity

9.1           General.  If the Optionee engages in any “Prohibited Activity,” this Agreement will terminate effective as of the date on which the Optionee first engages in such activity, unless sooner terminated under this Agreement.  In addition, if the Optionee has exercised all or any portion of the Option within the period beginning 365 days prior to the Optionee first engaging in the Prohibited Activity, any “Option Gain” shall be paid by the Optionee to the Company.

9.2           Defined.  For purposes of this provision, the term Prohibited Activity shall include:

(a)            conduct related to the Optionee’s employment or services for which either civil or criminal penalties against the Optionee may be sought;

(b)            violation of Company policies, including, without limitation, the Company’s insider trading policy;

(c)            accepting employment with or serving as a consultant, advisor, or in any other capacity to an employer that is in competition with or acting against the interests of the Company, including employing or recruiting any present, former, or future employee of the Company; or

(d)            disclosing or misusing any confidential information or material concerning the Company.

9.3           Option Gain.  For purposes of this provision, the term Option Gain shall mean any gain represented by the closing market price per share of Stock on the date of such exercise(s) over the exercise price per share, multiplied by the number of shares of Stock subject to the Option exercise, without regard to any subsequent market price decrease or increase.

9.4           Consent.  By accepting this Option, the Optionee consents to a deduction from any amounts the Company owes the Optionee from time to time (including amounts owed to the Optionee as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Optionee by the Company), to the extent of any amounts the Optionee is obligated to pay the Company under paragraph 9.1 above.  Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amounts the Optionee owes it, calculated as set forth above, the Optionee agrees to pay immediately the unpaid balance to the Company.

9.5           Release.  The Optionee may be released from the Optionee’s obligations under paragraph 1 above only if the Board determines that, in its sole discretion, such action is in the best interests of the Company.

10.           Nontransferability.  The Option granted by this Agreement shall be exercisable only during the term of the Option provided in paragraph 4 hereof and, except as provided in paragraph 8 and 14, only by Optionee during his lifetime and while in the employment or service of the Company.  Except as otherwise provided by the Board, this Option shall not be transferable by Optionee or any other person claiming through Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or such other circumstances as the Board deems acceptable.

11.           Adjustments in Number of Shares and Option Price.  In the event of a stock dividend or in the event the Stock shall be changed into or exchanged for a different number or class of shares of stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, the Board has the authority to substitute for each such remaining share of Stock then subject to this Option the number and class of shares of stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to the Option.  Any substitution made pursuant to this paragraph shall be made in such a manner that is consistent with the requirements of Section 409A of the Code.

12.           Delivery of Shares.  No shares of Stock shall be delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided (unless a net issuance strategy is implemented); (ii) applicable taxes required to be withheld have been paid or withheld in full; and (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by the Company.

13.           Administration.  The Board shall have the sole and complete discretion with respect to all matters reserved to it by this Agreement, and decisions of the Board with respect to this Agreement shall be final and binding upon Optionee and the Company.  Notwithstanding any other provision of this Agreement, the Board shall administer this Agreement, and exercise all authority and discretion under this Agreement, to satisfy the requirement of Code Section 409A or any exemption thereto.

14.           Beneficiaries.  Notwithstanding paragraph 10, Optionee may, in the manner determined by the Board, designate a beneficiary to exercise the rights of Optionee and to receive any distribution with respect to the Option upon the Optionee’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights under this Agreement is subject to all terms and conditions of the Agreement, except to as otherwise provided herein, and to any additional restrictions deemed necessary or appropriate by the Board.  If the Optionee is married, a designation of a person other than the Optionee’s spouse as his beneficiary with respect to more than 50 percent of the Optionee’s interest in the Option shall not be effective without the written consent of the Optionee’s spouse.  If no beneficiary has been designated or survives the Optionee, payment shall be made to the person entitled thereto under the Optionee’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by the Optionee at any time provided the change or revocation is filed with the Board.

15.           Stock Certificates.  All Stock certificates delivered pursuant to this Agreement are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with Federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Board may place legends on any Stock certificate to reference restrictions applicable to the Stock.

16.           Continuation of Employment or Service.  THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF OPTIONEE’S CONTINUOUS SERVICE OR EMPLOYMENT, AS APPLICABLE, (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER).  THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON THE OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF OPTIONEE’S CONTINUOUS SERVICE OR EMPLOYMENT, NOR SHALL IT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S CONTINUOUS SERVICE OR EMPLOYMENT, WITH OR WITHOUT CAUSE.

17.           Obligation to Exercise.  Optionee shall have no obligation to exercise any option granted by this Agreement.

18.           Governing Law.  This Agreement shall be interpreted and administered under the laws of the State of Nevada.

19.           Amendments.  This Agreement may be amended only by a written agreement executed by the Company and Optionee.  In addition, except as otherwise provided in paragraph 11, the terms of this Agreement may not be amended to reduce the exercise price of the Option or to cancel the Option in exchange for cash, other Options with an exercise price that is less than the exercise price of the original Option without stockholder approval.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized representative and Optionee has signed this Agreement as of the date first written above.

LIVEDEAL, INC.

/s/ Rajesh Navar
Rajesh Navar
Chairman of the Board

ACCEPTED AND AGREED TO:

/s/ Michael Edelhart
Michael Edelhart

EXHIBIT A

LIVEDEAL, INC.

EXERCISE NOTICE

LiveDeal, Inc.
___________________________
___________________________
Attention:  Secretary

Effective as of today, ______________, ___ the undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option to purchase ___________ shares of the Common Stock (the “Shares”) of LiveDeal, Inc. (the “Company”) under and pursuant to the Non-Qualified Stock Option Award Agreement (the “Option Agreement”) dated November, ___, 2008.

Representations of the Optionee.  The Optionee acknowledges that the Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Option Agreement.

 Delivery of Payment.  The Optionee herewith delivers to the Company the full Exercise Price for the Shares in the form(s) provided for in the Option Agreement.

Tax Consultation.  The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares.  The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice.

Taxes.  The Optionee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

Restrictive Legends.  The Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

Headings.  The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.

Interpretation.  Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Optionee or by the Company forthwith to the Board, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Board shall be final and binding on all persons.

Governing Law; Severability.  This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Nevada without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Nevada to the rights and duties of the parties.  Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

Entire Agreement.  The Option Agreement is incorporated herein by reference and together with this Exercise Notice constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.

Submitted by:	Accepted by:

OPTIONEE:	LIVEDEAL, INC.

By:

Title:
(Signature)

Address:	Address:

LiveDeal, Inc.

EXHIBIT B

LIVEDEAL, INC.

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:

COMPANY:	LIVEDEAL, INC.

SECURITY:	COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Optionee’s investment intent as expressed herein.  Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.  Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act.  In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Optionee represents that he or she is a resident of the state of _________________.

Optionee:

Date: